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                                                                     EXHIBIT 4.3

                                                      L & W Draft No. 3, 4/13/97

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                             GREYHOUND LINES, INC.




                             Up to 2,760,000 Shares
                  8 1/2% Convertible Exchange Preferred Stock



                         REGISTRATION RIGHTS AGREEMENT



                           Dated as of April 16, 1997




                            BEAR, STEARNS & CO. INC.

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          This Registration Rights Agreement (this "Agreement") is made and entered into as of April 16, 1997 by and between Greyhound Lines, Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc. (the "Initial Purchaser"), who has agreed to purchase up to 2,760,000 shares (the "Shares") of the Company's 8 1/2% Convertible Exchangeable Preferred Stock (the "Preferred Stock") pursuant to the Purchase Agreement (as defined below).

          This Agreement is made pursuant to the Purchase Agreement, dated April 11, 1997 (the "Purchase Agreement"), by and between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Shares, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement.

          The parties hereby agree as follows:

SECTION 1.          DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Act:  The Securities Act of 1933, as amended.

          Broker-Dealer:  Any broker or dealer registered under the Exchange
Act.

          Certificate of Designations: The Certificate of Designations, dated as of April __, 1997 and filed with the Secretary of State of the State of Delaware, pursuant to which the Preferred Stock is to be issued.

          Closing Date:  The date of this Agreement.

          Commission:  The Securities and Exchange Commission.

          Common Stock: The common stock, par value $0.01 per share, of the Company.

          Effectiveness Target Date:  As defined in Section 4.

          Exchange Act:  The Securities Exchange Act of 1934, as amended.

          Exchange Debenture Indenture: As defined in the Certificate of Designations.

          Exchange Debentures:  As defined in the Certificate of Designations.

          Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Series A Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, (ii) to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act ("Accredited Institutions") and (iii) outside the United States to certain non-U.S. Persons meeting the requirements of Rule 904 under the Act.

          Holders:  As defined in Section 2(b) hereof.

          Indemnified Holder:  As defined in Section 7(a) hereof.
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          NASD:  National Association of Securities Dealers, Inc.

          Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Initial Purchaser:  As defined in the preamble hereto.

          Record Holder: With respect to any dividend payment date relating to the Preferred Stock, each Person who is a Holder of Shares on the record date with respect to the dividend payment date on which such dividend payment date shall occur. With respect to any interest payment date relating to the Exchange Debentures, each Person who is a Holder of Exchange Debentures on the record date with respect to the interest payment date on which such interest payment date shall occur.

          Registration Default:  As defined in Section 4 hereof.

          Registration Statement: Any registration statement of the Company relating to the registration for resale of Transfer Restricted Notes pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          Shelf Filing Deadline:  As defined in Section 3 hereof.

          Shelf Registration Statement:  As defined in Section 3 hereof.

          TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Exchange Debenture Indenture.

          Transfer Restricted Securities: Each Share, Exchange Debenture and share of Common Stock issuable upon conversion of the Preferred Stock or the Exchange Debentures until (i) the date on which such Share, Exchange Debenture or share of Common Stock, as the case may be, has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Share, Exchange Debenture, or share of Common Stock, as the case may be, is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

          Trustee: The trustee for the Exchange Debentures under the Exchange Debenture Indenture.

          Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.





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SECTION 2.          SECURITIES SUBJECT TO THIS AGREEMENT

          (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

          (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities of record.


SECTION 3.          SHELF REGISTRATION

          (a) Shelf Registration. The Company shall use its reasonable best efforts to:

               (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") on or prior to 45 days after the consummation of the offering of the Preferred Stock (the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 3(b) hereof; and

               (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 75th day after the Shelf Filing Deadline.

The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date or, if earlier, until the Shelf Registration Statement terminates when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold; provided, that the Company shall have the option of suspending the effectiveness of the Shelf Registration Statement for one period of up to 60 consecutive days per calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time would have a material adverse effect on the Company (each such period, a "Suspension Period").

          (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, including the information set forth in the questionnaire included as Annex B to the Offering Memorandum. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the





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
Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


SECTION 4.          LIQUIDATED DAMAGES

          If (i) the Company fails to file the Shelf Registration Statement with the Commission on or prior to the Shelf Filing Deadline, (ii) the Shelf Registration Statement has not been declared effective by the Commission on or prior to the 75th day after the Shelf Filing Deadline (the "Effectiveness Target Date"), whether or not the Company has breached any obligation to use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective, or (iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for any period of 10 consecutive days or for any 20 days in any 180-day period in connection with resales of Transfer Restricted Securities other than as a result of a Suspension Period (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company hereby agrees to pay to each Holder of Transfer Restricted Securities (other than shares of Common Stock) liquidated damages ("Liquidated Damages") at an annual rate of 0.25% of the liquidation preference of the Preferred Stock constituting Transfer Restricted Securities, or 0.25% of the principal amount of the Exchange Debentures constituting Transfer Restricted Securities, which shall accrue from the date of the Registration Default until such Registration Default is cured. All accrued Liquidated Damages shall be paid to Record Holders by the Company by wire transfer of immediately available funds or by federal funds check on each dividend payment date with respect to the Preferred Stock and as provided in the Certificate of Designations, and each interest payment date with respect to the Exchange Debentures. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

          All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.


SECTION 5.          REGISTRATION PROCEDURES

          (a) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 5(b) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof and, pursuant thereto, the Company will prepare and file with the Commission in accordance with Section 3(a) hereof a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

          (b) General Provisions. In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:





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               (i)  use its reasonable best efforts to keep the Shelf
     Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of any Subsidiaries) for the period specified in Section 3 of this Agreement; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or
     (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus;

               (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) furnish to each of the selling Holders and each of the underwriter(s) (all of whom shall be required to acknowledge the confidentiality of the information therein, if requested by the Company prior to being furnished the same), if any, before filing with the Commission, copies of the Shelf Registration Statement or any Prospectus included therein or any amendments or





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     supplements to the Shelf Registration Statement or Prospectus (but
     excluding any documents incorporated by reference as a result of the Company's periodic reporting requirements under the Exchange Act), and the Company shall not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (excluding all such documents incorporated by reference as a result of the Company's periodic reporting requirements under the Exchange
     Act) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

               (v) promptly following the filing of any document that is to be incorporated by reference into the Shelf Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

               (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness;

               (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the number of shares or principal amount of Transfer Restricted Securities, as the case may be, being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (viii) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

               (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer





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     Restricted Securities covered by the Prospectus or any amendment or supplement thereto; provided that such use of the Prospectus and any amendment or supplement thereto and such offering and sale conforms to the Plan of Distribution set forth in the Prospectus and complies with the terms of this Agreement and all applicable laws and regulations thereunder;

               (x) in the event of an Underwritten Registration, enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to the Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

               (A) Except in the case of an Underwritten Registration, furnish to each selling Holder upon the effectiveness of the Shelf Registration Statement:

                    (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed on behalf of the Company by two senior officers, one of whom must be its Chief Financial Officer, confirming, as of such date, the matters set forth in paragraphs (a), (c) and (d) of Section 8 of the Purchase Agreement with respect to the transactions contemplated by the Shelf Registration Statement;

                    (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company, covering the matters set forth in Exhibits A and B of the Purchase Agreement with respect to the transactions contemplated by the Shelf Registration Statement, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and





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

                    (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants if such comfort letter shall be issuable to the selling Holders in accordance with the relevant accounting industry pronouncements, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 8(h) of the Purchase Agreement, without exception; and

               (B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x), if any.

          If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

               (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

               (xii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

               (xiii) if any fact or event contemplated by clause (b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (xiv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;





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
               (xv) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

               (xvi) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or
     (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

               (xvii) if the Preferred Stock is exchanged for the Exchange Debentures, cause the Exchange Debenture Indenture to be qualified under the TIA not later than the later of the effective date of the Shelf Registration Statement required by this Agreement or the date of exchange, and, in connection therewith, cooperate with the Trustee and the Holders of Exchange Debentures to effect such changes to the Exchange Debenture Indenture as may be required for such Exchange Debenture Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Exchange Debenture Indenture to be so qualified in a timely manner;

               (xviii) cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed on each securities exchange on which the Preferred Stock is then listed if requested by the Holders of a majority in aggregate number of shares of Preferred Stock or Common Stock, or in aggregate principal amount of Exchange Debentures, as the case may be, or the managing underwriter(s), if any; and

               (xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

          Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof, such Holder will keep such notice confidential and forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xiii) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(iii)(D) hereof to and including the date when each selling Holder covered by the Shelf Registration Statement shall have received the





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
copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xiii) hereof or shall have received the Advice.


SECTION 6.          REGISTRATION EXPENSES

          (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Shelf Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the
NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (iv) all application and filing fees in connection with listing the Transfer Restricted Securities on a national securities exchange or automated quotation system, if any; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall not be responsible for any other expenses or costs, including but not limited to, commissions, fees and discounts of underwriters, brokers, dealers and agents.

          (b) In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in number of shares or principal amount, as the case may be, of the Transfer Restricted Securities for whose benefit the Shelf Registration Statement is being prepared.

SECTION 7.          INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls any Holder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clauses (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the any of the Holders expressly for use therein; and provided further, however, that the foregoing indemnity shall not inure to the benefit of any Indemnified Holder from whom the person asserting such loss, liability, claim, damage or expense (A) received a Prospectus or an amendment or supplement thereto in violation of the last paragraph of Section 6 above if such violation caused such loss, liability, claim, damage or expense or (B) purchased any Transfer Restricted Security if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Indemnified Holder to such person at or prior to the written confirmation of the sale of such Transfer Restricted Security to such person and if the Prospectus (as so amended or supplemented would have cured the defect giving rise to such loss, liability, claim damage, or expense). This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each of their respective officers, directors, employers, partners, representatives and agents to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to information relating to such Holder furnished in writing by such Holder for use in the Shelf Registration Statement, or in any amendment thereof or supplement thereto; provided, however, that in no case shall any selling Holder be liable or responsible for any amount in excess of proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which the Holders may otherwise have, including under this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 or otherwise except to the extent that it has been prejudiced in any material respect by such failure).
In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume and control the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised by counsel that representation of such indemnified party and any indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) because of actual or potential interests between them (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld.

SECTION 8.                CONTRIBUTION

          In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unenforceable against the Company or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Holders on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than a Holder, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange
Act) to which the Company or any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and each Holder, on the other hand, from the offering of the Preferred Stock or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on one hand, and the Holders on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on one hand, and the Holders, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Preferred Stock (net of discounts but before deducting expenses) received by the Company and (ii) the discounts and commissions received by the Initial Purchaser, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this
Section 8, (i) in no case shall any Holder be required to contribute any amount in excess of the amount by which the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such obligation exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of such Holder or any controlling person shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

SECTION 9.          RULE 144A

          The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10.         PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

          No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.


SECTION 11.         SELECTION OF UNDERWRITERS

          The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.


SECTION 12.         MISCELLANEOUS

          (a) Remedies. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate, provided, that with respect to the Preferred Stock and the Exchange Debentures, the Liquidated Damages contemplated hereby shall be the exclusive remedy for any breach of Section 3 of this Agreement.

          (b) No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder of Preferred Stock or Common Stock, at the address set forth on the stock register of the Company, with a copy to the transfer agent, and if to a Holder of Exchange Debentures, at the address set forth on the records of the Registrar under the Exchange Debenture Indenture, with a copy to the Registrar under the Exchange Debenture Indenture; and

               (ii)  if to the Company:

                               Greyhound Lines, Inc.
                               15110 North Dallas Parkway
                               Suite 600
                               Dallas, Texas  75248

                               Telecopier No.: (972) 789-7403
                               Attention:  Mark E. Southerst, Esq.

                          With a copy to:

                               Weil, Gotshal & Manges, LLP
                               100 Crescent Court
                               Suite 1300
                               Dallas, Texas  75201

                               Telecopier No.: (214) 746-7777
                               Attention:  Jeremy W. Dickens, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          If and when the Preferred Stock is exchanged for the Exchange Debentures, then copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Exchange Debenture Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, the successors and assigns of subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes from such Holder.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


                       [SIGNATURES ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    GREYHOUND LINES, INC.


                                    By:
                                       --------------------------------------
                                         Name:
                                         Title:



BEAR, STEARNS & CO. INC.


By:
   ------------------------------------
     Name:
     Title: